EXHIBIT 10.1

Grant ______________, 2010

CHARMING SHOPPES, INC.
2004 STOCK AWARD AND INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT

Agreement dated as of ________________,  (the “Grant Date”) between CHARMING SHOPPES, INC. (the “Company”) and _________________ (the “Employee”).

1. Grant of SAR; Consideration; Employee Acknowledgments.

The Company hereby confirms the grant, under the Company’s 2004 Stock Award and Incentive Plan (the “Plan”), to the Employee on the Grant Date of a stock appreciation right (the “SAR”) with respect to ____ shares of the Company’s common stock, par value $.10 per share (the “Shares”).  The SAR represents the right to receive, at exercise, a number of Shares with a then Fair Market Value equal to the appreciation in value of the Shares over the base amount.  The base amount is $_________ per share, which is the Fair Market Value of a Share on the Grant Date (the “Base Amount”).

The Employee shall be required to pay no consideration for the grant of the SAR except for his or her agreement to provide services to the Company prior to exercise and his or her agreement to abide by the terms set forth in the Plan, this Stock Appreciation Rights Agreement (the “Agreement”), and any Rules and Regulations under the Plan.  The Employee acknowledges and agrees that (i) the SAR is nontransferable, except as provided in Section 9 hereof and in the Plan, (ii) the SAR is subject to forfeiture in the event of Employee’s termination of employment in certain circumstances, as specified in Section 7 hereof, and (iii) sales of Shares will be subject to the Company’s policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted.

2. Incorporation of Plan by Reference.

The SAR has been granted to the Employee under the Plan.  All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement.  Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Employee hereby accepts the grant of the SAR, acknowledges receipt of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan.

3. Date When Exercisable.

(a) This SAR may be exercised only if and to the extent that it has become exercisable as specified in this Agreement.  Subject to Sections 6 and 7 below, and all other terms and conditions of this Agreement, this SAR shall become exercisable as follows:

Vesting Date	Exercisable SAR

First Anniversary of the Grant Date	25%
Second Anniversary of the Grant Date	25%
Third Anniversary of the Grant Date	25%
Fourth Anniversary of the Grant Date	25%

(b) The number of Shares with respect to which the SAR may be exercised shall be cumulative but shall not exceed 100% of the Shares subject to the SAR.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the SAR becomes exercisable shall be rounded to the nearest whole Share.  The SAR shall expire at 5:00 p.m. on the day before the seventh anniversary of the Grant Date, unless the SAR terminates on an earlier date as provided herein.

4. Method of Exercise.

(a) The SAR may be exercised, to the extent the SAR is then vested and exercisable, by delivery to and receipt by the Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020, of a written notice, signed by the Employee, specifying the portion of the vested SAR that the Employee wishes to exercise.  Simultaneous with or as soon as practicable after the receipt of such notice, the Company shall deliver to the Employee a number of whole Shares that will be determined by dividing the Stock Appreciation by the Fair Market Value of a Share on the date of exercise, less applicable tax withholding.  “Stock Appreciation” shall mean the amount that results from multiplying (i) the number of Shares as to which the SAR is exercised by (ii) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Amount.  Only whole Shares will be delivered pursuant to the exercise of the SAR.

(b) Upon exercise of the SAR, the Company will deliver a stock certificate for the Shares to be delivered, with any requisite legend affixed.  Such exercise may include instructions to the Company to deliver Shares due upon exercise of the SAR to any registered broker or dealer designated by the Committee in lieu of delivery to the Employee.  Such instructions must designate the account into which the Shares are to be deposited.  The method of exercise and related matters governed by this Section 4 shall be subject to Rules and Regulations adopted by the Committee and in effect at the time the Employee’s notice of exercise is received by the Company; such Rules and Regulations may vary from or limit the procedures specified in this Section 4, and may specify other methods of exercise.  Upon exercise of any portion of the SAR, the exercised portion of the SAR shall terminate and cease to be outstanding.

(c) If, on the date on which the vested SAR will terminate according to its terms, the Employee has not given the Company written notice of exercise, and if the Stock Appreciation amount is a positive number, then the outstanding vested portion of the SAR shall be automatically exercised and taxes shall be withheld as described in Section 5 below.

5. Tax Withholding.

The Company will withhold from the Shares to be delivered upon the exercise of the SAR a sufficient number of such Shares to satisfy the mandatory federal, state and local tax withholding obligations relating to the SAR exercise.  The Shares withheld will be valued at the Fair Market Value on the date of exercise, determined in such manner as may be specified under the Plan.

6. Change of Control Provisions; Definitions.

(a) The following provisions shall apply in the event of a Change of Control:

(i) In the event of a Change of Control at a time when the Employee is employed by the Company or any of its subsidiaries, if the acquiring company does not convert the Employee’s outstanding SAR to a stock appreciation right with respect to the stock of the acquiring company (or the parent of the acquiring company, if the acquiror is a subsidiary) that has the same economic value, vesting provisions and other terms as the Employee’s outstanding SAR, this SAR shall become fully vested and exercisable immediately prior to the occurrence of such Change of Control.

(ii) If the Employee’s employment is terminated as a result of a Qualifying Termination which occurs upon or within 24 months following a Change of Control, the SAR shall become fully vested and exercisable on the date of the Qualifying Termination (to the extent that it is not already vested).

(b) Exercise after a Change of Control.  In the event of the Employee’s termination of employment after a Change of Control, the vested SAR, to the extent then outstanding, shall be exercisable for the applicable time period described in Section 7(a)(iii), (iv), (v), (vi) or (vii) (determined without regard to any requirement that the termination occur at least one year after the Grant Date).

(c) Other Actions.  In the event of a Change of Control, the Committee may make such adjustments and take such other actions with respect to outstanding SARs as the Committee deems appropriate pursuant to Section 10(c) of the Plan.

(d) Definitions of Certain Terms.  For purposes of this Agreement, the following definitions shall apply:

(i) “Beneficial Owner,” “Beneficially Owns,” and “Beneficial Ownership” shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Exchange Act and the rules thereunder, except that, for purposes of this Section 6, “Beneficial Ownership” (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

(ii) “Cause” shall mean:  (1) the Employee’s willful and continued failure to substantially perform his or her duties with the Company (other than any such failure resulting from a Permanent Disability), after a written demand for substantial performance is delivered to the Employee that specifically identifies the manner in which the Company believes that the Employee has willfully failed to substantially perform his or her duties, and after the Employee has failed to resume substantial performance of his or her duties on a continuous basis within 30 calendar days of receiving such demand; (2) the Employee’s willfully engaging in conduct (other than conduct covered under (1) above) which is demonstrably and materially injurious to the Company, monetarily or otherwise; or (3) the Employee’s having been convicted of a felony.  For purposes of this subparagraph, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the action or omission was in the best interests of the Company.

(iii) “Change of Control” means and shall be deemed to have occurred if

(1) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 50 percent or more of the total voting power of all the then-outstanding Voting Securities; or

(2) those individuals who as of Grant Date constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors as of Grant Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

(3) there is consummated a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a “Transaction”), other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; or

(4) there is implemented or consummated a plan of complete liquidation of the Company or sale or disposition by the Company of all or substantially all of the Company’s assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

(iv) “Good Reason” shall mean, without the Employee’s express written consent, the occurrence of any one or more of the following:

(1) A material diminution of the Employee’s authorities, duties or responsibilities as an employee of the Company;

(2) A material change in the geographic location at which the Employee must perform services; for purposes of this Agreement, a material change means the Company requires the Employee to be based at a location which is at least 50 miles farther from the Employee’s then current primary residence than is the Employee’s then current office location;

(3) A material diminution by the Company in the Employee’s base salary as in effect on the Grant Date or as the same shall be increased from time to time; or

(4) A material breach by the Company of this Agreement or any written severance agreement in effect between the Employee and the Company.

Notwithstanding the foregoing, the Employee shall not have Good Reason for termination if, within 60 days after the date on which the Employee gives a Notice of Termination, the Company corrects the action or failure to act that constitutes the grounds for termination for Good Reason as set forth in the Employee’s Notice of Termination.  If the Company does not correct the action or failure to act, the Employee must terminate his or her employment within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.The existence of Good Reason shall not be affected by the Employee’s temporary incapacity due to physical or mental illness not constituting a Permanent Disability.

(v) “Notice of Termination” means a written notice which (1) shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (2) shall be provided by the Employee within 30 days after the event giving rise to the termination of employment by the Employee for Good Reason.

(vi) “Qualifying Termination” means the occurrence of any one or more of the following events (as evidenced by a Notice of Termination):

(1) A termination of the Employee’s employment by the Company for reasons other than Cause, as evidenced by a Notice of Termination delivered by the Company to the Employee; or

(2) A termination by the Employee for Good Reason, as evidenced by a Notice of Termination delivered by the Employee to the Company.

(vii) “Permanent Disability” means the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which the Employee was employed when such disability commenced.

(viii) “Person” shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

(ix) “Related Party” means (1) a majority-owned subsidiary of the Company; or (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (3) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (4) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a “Related Party”), would constitute a Change of Control.

(x) “Retirement” means the voluntary termination of the Employee’s employment by the Employer on or after the date the Employee has attained the age of 62 immediately after which the Employee is not employed by the Company or any subsidiary.

(xi) ”Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.

7. Termination of Employment.

(a) This SAR shall terminate and no longer be exercisable at the earlier of (i) the scheduled expiration time of the SAR, as set forth in Section 3(b) above, or (ii) the earliest time specified below at or following a termination of employment of the Employee.  In the event of termination of employment before a Change of Control, the SAR shall be exercisable as follows:

(i) The SAR shall terminate at the time of voluntary or involuntary termination of the Employee’s employment with the Company and its subsidiaries for any reason at any time prior to the expiration of one year after the Grant Date of this SAR, other than by reason of the Employee’s death, Permanent Disability or Retirement.

(ii) The SAR shall terminate at the time of the involuntary termination for Cause of the Employee’s employment with the Company and its subsidiaries in which event the SAR shall no longer be exercisable.

(iii) The SAR shall continue in effect until the expiration of three months (at which time the SAR shall terminate) after the voluntary termination of the Employee’s employment with the Company and its subsidiaries, other than on account of Retirement, at any time after the expiration of one year after the Grant Date of this SAR.  During such three month period, this SAR shall be exercisable only to the extent that it was exercisable at the date of the Employee’s termination of employment.

(iv) The SAR shall continue in effect until the expiration of three months (at which time the SAR shall terminate) after the involuntary termination of the Employee’s employment, other than for reasons of Cause or Permanent Disability, with the Company and its subsidiaries at any time after the expiration of one year after the Grant Date of this SAR.  During such three month period, this SAR shall be exercisable to purchase the number of Shares as to which the SAR was exercisable at the date of the Employee’s termination of employment, plus the number of additional Shares (if any) as to which the SAR would have become exercisable within three months after such involuntary termination pursuant to Section 3(a) in the absence of a termination (but disregarding any other event occurring prior to that date), but shall be exercisable for no other Shares.

(v) The SAR shall continue in effect until the expiration of one year after the Employee’s termination of employment upon Retirement, at which time the SAR shall terminate.  During such one year period, this SAR shall be exercisable to purchase the number of Shares as to which the SAR was exercisable at the date of Retirement, plus the number of additional Shares (if any) equal to the product of (i) the number of Shares as to which the SAR would have become exercisable on the next vesting date pursuant to Section 3(a) after the date of Retirement in the absence of a termination (but disregarding any other event occurring prior to that date), and (ii) a fraction, the numerator of which shall be the number of full and partial months that the Employee has been employed by the Company or any of its subsidiaries between the Grant Date and the date of Retirement and the denominator of which shall be the number of full or partial months between the Grant Date and the next vesting date pursuant to Section 3(a) after the date of Retirement, but shall be exercisable for no other Shares.

(vi) The SAR shall continue in effect until the expiration of one year after the Employee’s death if the Employee dies while employed by the Company or any of its subsidiaries, at which time the SAR shall terminate.  During such one year period, this SAR shall be exercisable to purchase the number of Shares as to which the SAR was exercisable at the date of the Employee’s death, plus the number of additional shares (if any) as to which the SAR would have become exercisable within six months from the date of the Employee’s death pursuant to Section 3(a) but for the death of the Employee (but disregarding any other event occurring prior to that date), but shall be exercisable for no other Shares.  If at the date of a termination governed by this subparagraph (vi) the Employee was eligible for Retirement, during such one year period the SAR instead shall be exercisable for the the number of Shares determined under subparagraph (v) above if that number is greater than the number determined under ths subparagraph (vi).

(vii) The SAR shall continue in effect until the expiration of one year after the termination of the Employee’s employment with the Company and its subsidiaries by reason of the Employee’s Permanent Disability, at which time the SAR shall terminate.  During such one year period, the SAR shall be exercisable to purchase the number of Shares as to which the SAR was exercisable at the date of the Employee’s Permanent Disability, plus the number of additional shares (if any) as to which the SAR would have become exercisable within  six months from the date of the Employee’s Permanent Disability pursuant to Section 3(a) but for the Permanent Disability of the Employee (but disregarding any other event occurring prior to that date), but shall be exercisable for no other Shares.  If at the date of a termination governed by this subparagraph (vii) the Employee was eligible for Retirement, during such one year period the SAR instead shall be exercisable for the the number of Shares determined under subparagraph (v) above if that number is greater than the number determined under ths subparagraph (vii).

(b) Any portion of the SAR that is not exercisable at the date of termination of employment and that does not become exercisable pursuant to Section 7(a) shall terminate as of the Employee’s termination date.  Notwithstanding anything in this Section 7 to the contrary, in no event may the SAR be exercised after the expiration date of the SAR as set forth in Section 3(b).

(c) Except as provided in Section 8, an Employee shall not be deemed to have terminated employment for purposes of this Section 7 if his or her employment terminates with the Company but thereafter continues with one of the Company’s subsidiaries or terminates with a subsidiary but thereafter continues with the Company or another subsidiary.

8. Change in Job Status.

Should the Employee’s job classification change, and as a result of such change the Committee determines, in its sole discretion and prior to any Change of Control, that the Employee is no longer employed in a position which would enable the Employee to contribute to the success of the Company on at least as great a level as that to which the Employee was enabled by his prior job classification, then the Committee may deem the Employee’s employment with the Company or its subsidiaries to have been terminated involuntarily (but not for Cause) in respect of all or a portion of this SAR.

9. Limits on Transfer of SARs; Beneficiaries.

No right or interest of a participant in this SAR shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Employee to any third party.  This SAR shall not be transferable to any third party by the Employee otherwise than by will or the laws of descent and distribution, and this SAR shall be exercisable, during the lifetime of the Employee, only by the Employee; provided, however, that the Employee will be entitled to designate a beneficiary or beneficiaries to exercise his or her rights under this SAR upon the death of the Employee, in the manner and to the extent permitted by the Committee under Rules and Regulations adopted by the Committee under the Plan, and the Committee may permit transfers otherwise to the extent permitted under the Plan.

10. Investment Representation.

Unless, at the time of any exercise of this SAR, the issuance and delivery of Shares hereunder to the Employee is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and complies with all applicable registration requirements under state securities laws, the Employee shall provide to the Company, as a condition to the valid exercise of this SAR and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that he or she is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Employee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws.  The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

11. Miscellaneous.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement constitutes the entire agreement between the parties with respect to the SAR, and supersedes any prior agreements or documents with respect to the SAR.  No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or materially impair the rights of the Employee with respect to the SAR shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and, if such amendment materially impairs the rights of the Employee, by the Employee.

CHARMING SHOPPES, INC.
BY:______________________________
Colin D. Stern
Executive Vice President

EMPLOYEE:
__________________________________